UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14C
Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934
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☑	Preliminary Information Statement
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☐	Definitive Information Statement
STINGER SYSTEMS, INC.
(Name of Registrant as Specified In Its Charter)
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NOTICE OF ACTION TAKEN WITHOUT A STOCKHOLDER MEETING
INFORMATION STATEMENT
CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION
ELECTION OF DIRECTORS
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
DIRECTOR COMPENSATION
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE
AMENDMENTS TO THE ARTICLES OF INCORPORATION
SEPTEMBER 2008 SENIOR SECURED CONVERTIBLE NOTE OFFERING
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
INCORPORATION BY REFERENCE

STINGER SYSTEMS, INC.
2701 North Rocky Point Drive, Suite 1130
Tampa, Florida 33607
(813) 281-1061
NOTICE OF ACTION TAKEN WITHOUT A STOCKHOLDER MEETING
Date of Mailing:       __, 2008
To the Stockholders of Stinger Systems, Inc.:
     The attached Information Statement is furnished by the Board of Directors (the “Board”) of Stinger Systems, Inc. (the “Company,” “we” or “us”). The Company, a Nevada corporation, is a public company registered with the Securities and Exchange Commission, and the Common Stock of the Company is currently listed for quotation on the Over the Counter Bulletin Board (OTCBB.com).
     On August 27, 2008, stockholders holding 10,383,949 shares, or approximately 51.9%, of our issued and outstanding Common Stock consented in writing to elect four incumbent directors to the Board of Directors and to reduce the number of directors of the Company from five to four. This consent was sufficient to elect the directors under Nevada law. The attached Information Statement provides information on our officers and directors. On August 28, 2008, T. Yates Exley resigned from the Company’s Board of Directors.
     On August 25, 2008, stockholders holding 10,383,949 shares, or approximately 51.9%, of our issued and outstanding Common Stock consented in writing to amend the Company’s Articles of Incorporation (the “Certificate of Amendment”). This consent was sufficient to approve the Certificate of Amendment under Nevada law. The attached Information Statement describes the Certificate of Amendment that the common stockholders of the Company have approved, which will do the following: (1) increase the number of authorized shares of Common Stock to One Hundred Fifty Million (150,000,000); (2) authorize a total of One Million (1,000,000) shares of preferred stock to be designated in such series or classes as the Board shall determine and (3) effect a 1-for-5 reverse split with respect to the outstanding shares of the Company’s Common Stock.
     This Information Statement is prepared and delivered to meet the requirements of Section 78.390 of the Nevada Revised Statutes. This Information Statement is being mailed on or about       ___, 2008 to holders of record of Common Stock as of the close of business on August 24, 2008 (the “Record Date”). The Company had 20,009,230 shares of common stock outstanding as of the Record Date. There were no shares of preferred stock outstanding as of the Record Date.
     The Certificate of Amendment will become effective upon filing with the Nevada Secretary of State, which can occur no earlier than twenty (20) business days after the filing and dissemination of the Definitive Information Statement.
NO VOTE OR OTHER ACTION OF THE COMPANY’S STOCKHOLDERS
IS REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT.
WE ARE NOT ASKING YOU FOR A PROXY AND YOU
ARE REQUESTED NOT TO SEND US A PROXY.
     The control share acquisition and dissenter’s rights provisions of Chapter 78 of the Nevada Revised Statues are not applicable to the matters disclosed in this Information Statement. Accordingly, there are no stockholder dissenters’ or appraisal rights in connection with any of the matters discussed in this Information Statement.
INFORMATION STATEMENT
     Please read this Notice and Information Statement carefully and in its entirety. It describes the terms of the actions taken by the stockholders. In addition, information about the Company is available in the Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 19, 2008 and in the Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 31, 2008.

     The reports we file with the SEC and the accompanying exhibits may be inspected without charge at the Public Reference Section of the Commission at 100 F Street, N.E., Washington, DC 20549. Copies of such materials may also be obtained from the SEC at prescribed rates. The SEC also maintains a Web site that contains reports, proxy and information statements and other information regarding public companies that file reports with the SEC. Copies of the Reports may be obtained from the SEC’s EDGAR archives at http://www.sec.gov.
     Although you will not have an opportunity to vote on the election of directors or the approval of the Certificate of Amendment, this Information Statement contains important information about our officers and directors and the Certificate of Amendment.

By Order of the Board of Directors
/s/ Robert F. Gruder
Robert F. Gruder,
Chairman of the Board and President

STINGER SYSTEMS, INC.
2701 North Rocky Point Drive, Suite 1130
Tampa, Florida 33607
(813) 281-1061
INFORMATION STATEMENT
WE ARE NOT ASKING YOU FOR A
PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY
     This Information Statement is being furnished to the stockholders of Stinger Systems, Inc., a Nevada corporation (the “Company,” “we” or “us”), to advise them of the corporate actions that have been authorized by written consent of the Company’s stockholders, who collectively own 51.9% of the Company’s sole class of outstanding capital stock as of the record date of August 24, 2008 (the “Record Date”). These actions are being taken without notice, meetings or votes in accordance with the Private Corporations law of the Nevada Revised Statutes (“NRS”), Sections 78.315 and 78.320. This Information Statement is being mailed to the stockholders of the Company, as of the Record Date, on          ___, 2008.
CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION
     This Information Statement, and any documents which we incorporate by reference in this Information Statement, may contain “forward-looking statements.” All statements other than statements of historical fact are “forward-looking statements” for purposes of these provisions, including any projections of earnings, revenues or other financial items, any statement of the plans and objectives of management for future operations, and any statement of assumptions underlying any of the foregoing. These statements may contain words such as “expects,” “anticipates,” “plans,” “believes,” “projects,” and words of similar meaning. These statements relate to our future business and financial performance.
     Actual outcomes may differ materially from these statements. The risks listed in this Information Statement as well as any cautionary language in this Information Statement, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from any expectations we describe in our forward-looking statements. There may be other risks that we have not described that may adversely affect our business and financial condition. We disclaim any obligation to update or revise any of the forward-looking statements contained in this Information Statement. We caution you not to rely upon any forward-looking statement as representing our views as of any date after the date of this Information Statement. You should carefully review the information and risk factors set forth in other reports and documents that we file from time to time with the SEC.

     Stinger Systems, Inc. (the “Company”), a Nevada corporation, is a public company registered with the Securities and Exchange Commission, whose Common Stock is currently listed for quotation with the stock symbol “STIY” on the Over The Counter Bulletin Board (OTCBB.com).
     On August 27, 2008, stockholders holding 10,383,949 shares, or approximately 51.9%, of our issued and outstanding Common Stock consented in writing to elect four incumbent directors to the Board of Directors and to reduce the number of directors of the Company from five to four. This consent was sufficient to elect the directors under Nevada law. The attached Information Statement provides information on our officers and directors.
     On August 25, 2008, the Board of Directors approved, and recommended to the stockholders for approval, an amendment to the Company’s Articles of Incorporation (the “Certificate of Amendment”) that will: (1) increase the number of authorized shares of Common Stock to One Hundred Fifty Million (150,000,000); (2) authorize a total of One Million (1,000,000) shares of preferred stock to be designated in such series or classes as our board of directors shall determine, having the rights, powers and privileges described in more detail below and (3) effect a 1-for-5 reverse split with respect to the outstanding shares of the Company’s Common Stock. There will be no change to the authorized shares of common stock as a result of the reverse stock split. Holders of the Company’s Common Stock will not be entitled to fractional shares resulting from the reverse stock split, but will be entitled to receive a cash payment in an amount equal to the value of such fractional share based on the closing price of our Common Stock on the Over the Counter Bulletin Board on the date that the Certificate of Amendment is filed with the Nevada Secretary of State.
     On August 25, 2008, stockholders holding 10,383,949 shares, or approximately 51.9%, of our issued and outstanding Common Stock consented in writing to the Certificate of Amendment. This consent was sufficient to approve the Certificate of Amendment under Nevada law.
No Vote Required
     We are not soliciting consents in connection with the election of directors or to approve the Certificate of Amendment. Nevada law permits the Company to take any action which may be taken at an annual or special meeting of its stockholders by written consent, if the holders of a majority of the shares of its Common Stock sign and deliver a written consent to the action to the Company.
No Appraisal Rights
     Under Nevada law, stockholders have no appraisal or dissenters’ rights in connection with the election of directors and the Certificate of Amendment.
Interests of Certain Parties in the Matters to be Acted Upon
     None of the directors or executive officers of the Company has any substantial interest resulting from the Certificate of Amendment that is not shared by all other stockholders pro rata, and in accordance with their respective interests.

ELECTION OF DIRECTORS
     The following table sets forth certain information with respect to persons elected to the Board of Directors of the Company on August 27, 2008 by written consent. As a result of the election of directors Richard Dietl is no longer a member of the Board of Directors. The following directors will hold office until their successors have been elected and have accepted their office.

Name	Age	Principal Occupation and Business Experience During the Past Five Years
Robert F. Gruder	49
President and Chairman of the Board — Mr. Gruder is co-founder of Stinger Systems, Inc. Prior to founding Stinger Systems, Mr. Gruder was an independent investor since September, 2002, managing his personal portfolio. For the three years prior thereto, he was Chairman and Chief Executive Officer of Information Architects Corporation a public company traded on NADASQ. Mr. Gruder has over 15 years of experience in the technology industry. Mr. Gruder holds no outside board affiliations.

T. Yates Exley	46
Director — Mr. Exley is co-founder of Stinger Systems, Inc. and served as our Chief Financial Officer until April 2005. Before Stinger Systems, Mr. Exley worked as an independent financial consultant for the prior two years. Before that, he worked for Wachovia Securities for three years. Mr. Exley obtained a Masters in Business Administration from the Wharton School of Business at the University of Pennsylvania. He has over 15 years of experience in investment and commercial banking. Mr. Exley holds no outside board affiliations.

Andrew P. Helene	46
Director — Mr. Helene is an independent director and a member of the audit committee. He has been Vice President, TD Banknorth, N.A. since 2004. From 2002 to 2006, Mr. Helene worked as an editor for academic and on-line content, and as a consultant for internet based academic websites. Mr. Helene has over 15 years experience in commercial and investment banking. Mr. Helene graduated from Williams College and holds a Masters degree in Business Administration from Columbia University and a Masters degree in International Studies from Johns Hopkins University. Mr. Helene has no outside board affiliations.

Wells Van Pelt	60
Director — Mr. Van Pelt serves as the chairman and financial expert of the audit committee. Mr. Van Pelt is also chairman of the compensation committee. He is an independent director. Mr. Van Pelt graduated from Saint Andrews Presbyterian College in Laurinburg, North Carolina. Mr. Van Pelt has 35 years of experience in the investment business while also serving on numerous boards. He has served on non-profit, for profit and governmental boards including vice-chairman of the civil service board for Charlotte, North Carolina.

     On August 28, 2008, Mr. Exley resigned from the Board of Directors for personal reasons.
Information Regarding the Board of Directors and Certain Committees
     The Board of Directors held three meetings during 2007. No director attended fewer than 75% of the total number of meetings of the Board of Directors and of the Committees of which the director was a member during

2007. We expect each member of our Board of Directors to attend the Annual Meeting and all future meetings of stockholders. The Company did not hold an annual meeting of stockholders in 2007. The Board of Directors has determined that each member of the Board of Directors, other than Messrs. Gruder and Exley, is independent in accordance with applicable rules of The NASDAQ Global Market. The Board of Directors has an Audit Committee and a Compensation Committee.
     The Audit Committee, currently consisting of Messrs. Van Pelt and Helene, provides the opportunity for direct contact between our independent registered public accounting firm and our Board of Directors. Our Board of Directors has determined that each of the members of the committee is independent in accordance with applicable rules of The NASDAQ Global Market and that Mr. Van Pelt meets the SEC criteria of an “audit committee financial expert.” The Audit Committee engages the independent registered public accounting firm, reviews with the independent registered public accounting firm the plans and results of the audit engagement, reviews the adequacy of our internal accounting controls and oversees our financial reporting process. The Audit Committee held three meetings during 2007. The Audit Committee does not currently have a written charter or similar document.
     The Compensation Committee, currently consisting of Mr. Van Pelt, determines all compensation paid or awarded to our executive officers and senior officers and administers our 2005 Stock Option/Stock Bonus Plan. The Board of Directors has determined that Mr. Van Pelt is independent in accordance with applicable rules of The NASDAQ Global Market. The Compensation Committee held three meetings during 2007. The Compensation Committee does not currently have a written charter or similar document.
     The Company does not have a standing nominating committee or committee performing similar functions. Due to the small size of the Board of Directors, all directors participate in carrying out nominating responsibilities. In identifying qualified individuals to become directors, the Board of Directors selects candidates whose attributes it believes would be most beneficial to the Company. The Board evaluates each individual’s experience, integrity, competence, diversity skills and dedication in the context of the needs to the Board. The Board of Directors generally will require that nominees be persons of sound ethical character, be able to represent all stockholders fairly, have no material conflicts of interest, have demonstrated professional achievement, have meaningful experience and a general appreciation of the business and industry issues facing the Company. The Board does not have a policy with regard to stockholder nominations; however, it will consider qualified nominees recommended by the stockholders.
Stockholder Communications
     The Company has no policy regarding stockholder communications; however, stockholders may contact any of the Company’s directors by writing to them at 2701 North Rocky Point Drive, Suite 1130, Tampa, Florida 33607. Historically, the Board has not received stockholder communications and therefore, the Board does not have a formal process in place for handling such communications.

Identification of Executive Officers
     Set forth below is certain information regarding the positions and business experience of each executive officer who is not also a director.

Executive Officer	Age	Positions
Brian S. Gannon	34
Financial Controller — Mr. Gannon is the controller for the Company and has been controller since August 2007. Mr. Gannon serves as the Company’s principal financial and principal accounting officer. He has been employed in the Company’s finance group since April 2006. From 2005 to 2006, Mr. Gannon was a staff accountant at Granite Services, Inc., a subsidiary General Electric. From 2003 to 2005, Mr. Gannon served as an accountant for Outback Steakhouse, Inc. While at Outback, Mr. Gannon had complete accounting responsibility for multiple restaurants within the United States. Mr. Gannon is a Certified Public Accountant (CPA) and he holds a Bachelor’s degree in Accounting from the University of South Florida.

Section 16(a) Beneficial Ownership Reporting Compliance
     The Securities Exchange Act of 1934 requires our directors, executive officers and beneficial owners of more than 10% of any class of our equity securities to file reports of ownership of our equity securities and to furnish these reports to us. Based solely on such review, we believe that all ownership reports were timely filed during 2007.
Code of Ethics
     The Company intends to adopt a Code of Ethics for all its directors, officers and employees in the near future, but has not adopted a Code as of the date hereof. When adopted, the Code will be available electronically on the Company’s website at “Investor Relations” at www.stingersystems.com or you may request a copy from the Company by writing to us at 2701 N. Rocky Point Drive, Suite 1130, Tampa, Florida 33607.
EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Compensation Committee
     The Compensation Committee of the Board of Directors consists of one non-employee director. The Compensation Committee is responsible for setting and administering the policies that govern annual executive compensation. The Compensation Committee is also responsible for making compensation decisions regarding the Chief Executive Officer, the President and our non-employee directors. The Compensation Committee also administers our 2005 Stock Option/Stock Bonus Plan.
     Our compensation policy was designed to develop and foster the continued growth of the management team best suited to our operations, and to ensure that their compensation was appropriately linked to the long-term creation of value for our stockholders. We typically grant equity compensation with relatively long vesting thresholds in order to keep an emphasis on long-term growth. We also provide annual compensation that rewards our NEOs for success over a shorter period.
Our NEO Compensation Reflects our Core Values
     The ultimate objective of our NEO compensation program is to increase stockholder value by fostering the management environment that will best develop our business. As a result, we structure our executive compensation programs to serve two principal objectives:
•	Attract, motivate, and retain executives of outstanding ability and potential. We believe that our success depends on our ability to attract and retain the management team that will cultivate the highest levels of performance, service and integrity.

•	Maintain an appropriate relationship between executive compensation and the creation of stockholder value. We strive to provide compensation packages that will reward exceptional service to our Company. We include components of both annual and long-term compensation to reflect our determination to keep management invested in our short-term success and our long-term growth.
Annual Compensation
Base Salary
     We do not have employment agreements with any executive officer. All NEO salaries are set by the Compensation Committee based on their skills, experience, level of responsibility, and individual accomplishments. The Compensation Committee also considers typical compensation levels paid by other companies in our industry to individuals with similar credentials. The Compensation Committee confers with our chief executive officer when setting base salaries for the other NEOs.
Incentive Bonus
     The NEOs are eligible to receive discretionary cash bonuses based on their performance during the prior fiscal year. These bonuses are set by the Board of Directors or in consultation with our chief executive officer. All of these bonuses are designed to reward superior corporate performance, exceptional personal contributions, or a combination of both factors. Typically, bonuses are awarded by reference to our overall financial performance. The Board of Directors and/or chief executive officer elected not to grant any bonus to any of the NEOs due to our financial performance during 2007.
Benefits
     We provide additional benefits to our NEOs in order to remain competitive with compensation packages available in our industry generally and foster an attractive working environment. In many cases, these benefits are identical or substantially identical to those provided to all employees at the same location.
Long-Term Compensation
     We believe that a significant portion of our NEO compensation should be contingent on increases in the market price of our common stock, in order to ensure that our management team remains focused on growth in stockholder value. As a result, we emphasize longer-term equity compensation as a complement to our annual compensation arrangements. Our Stock Option/Stock Bonus Plan permits the grant of stock options, stock appreciation rights, restricted stock, deferred stock, and performance shares. To date, we have only granted stock options and restricted stock to our NEOs under this Plan. We grant options and restricted stock awards with various vesting periods depending on the nature of the award and in order to create a strong incentive for our NEOs to remain part of our management team.
Post-Termination Payments
     There are no post-termination payments provided to NEO’s.

SUMMARY COMPENSATION TABLE
     The table below summarizes the total compensation paid or earned by each of the named executive officers for the fiscal years ended December 31, 2006 and 2007. The Company has not entered into any employment agreements with any of the named executive officers. When setting total compensation for each of the named executive officers, the Board of Directors reviews tally sheets which show the executive’s current compensation, including equity and non-equity based compensation.
     The named executive officers were not entitled to receive payments which would be characterized as Bonus, Stock Awards, Non-Equity Incentive Plan Compensation, Change in Pension Value and Nonqualified Deferred Compensation Earnings, or All Other Compensation payments for the fiscal year ended December 31, 2007.
     The table below may reflect less than the full fiscal year salary for individuals who were not employed by the Company for the full fiscal year, and because the value of certain equity awards included below is based on the FAS 123(R) value rather than the fair value, these percentages may or may not be derived using the amounts reflected in the table below.

							Change in
							Pension Value
							and
						Non-Equity	Nonqualified
				Stock	Option	Incentive Plan	Deferred	All Other
		Salary	Bonus	Awards	Awards	Compensation	Compensation	Compensation
Name and Principal Position	Year	($)	($)	($)	($) (1)	($)	Earnings ($)	($)	Total ($)
Robert F. Gruder	2007	250,000							250,000
Chairman of the Board	2006	250,000							250,000
and President

David J. Meador (2)	2007	110,721							110,721
Chief Financial Officer &	2006	175,000			667,150				842,150
Corporate Secretary

(1)	The amounts in the Option Awards column reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with FAS 123(R) of awards pursuant to the 2005 Stock Option/Stock Bonus Plan and thus include amounts from awards granted in and prior to 2006. Assumptions used in the calculation of this amount for fiscal years ended December 31, 2004, 2005 and 2006 are included in the footnotes to the Company’s audited financial statements for the fiscal year ended December 31, 2006, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission.

(2)	David Meador’s employment with the Company and stock options were terminated on August 17, 2007.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
     The following table sets forth certain information with respect to the value of all unexercised options previously awarded to our named executive officers as of December 31, 2007:

	Option Awards					Stock Awards
Equity Incentive
			Equity Incentive						Plan Awards:
			Plan Awards:					Equity Incentive	Market or
	Number of	Number of	Number of			Number of	Market Value	Plan Awards:	Payout Value
	Securities	Securities	Securities			Shares or	of Shares or	Number of	of Unearned
	Underlying	Underlying	Underlying			Units of	Units of	Unearned Shares,	Shares, Units or
	Unexercised	Unexercised	Unexercised	Option	Option	Stock That	Stock That	Units or Other	Other Rights
	Options (#)	Options (1)(#)	Unearned	Exercise	Expiration	Have Not	Have Not	Rights That Have	That Have Not
Name	Exercisable	Unexercisable	Options (#)	Price ($)	Date	Vested (#)	Vested(2)($)	Not Vested (#)	Vested
Robert F. Gruder
David J. Meador(1)	250,000			3.98	01/25/11
	50,000			0.55	12/20/11

(1)	David Meador’s employment with the Company and stock options were terminated on August 17, 2007.

DIRECTOR COMPENSATION
     The following table sets forth information concerning the compensation earned during the last fiscal year by each individual who served as a director at any time during the fiscal year:

Change in
Pension
	Fees				Value and
	Earned			Non-Equity	Nonqualified
	or Paid	Stock	Option	Incentive Plan	Deferred
	in Cash	Awards	Awards ($)	Compensation	Compensation	All Other	Total
Name	($)	($)	(1)	($)	Earnings ($)	Compensation ($)	($)
T. Yates Exley (2)
Michael Racaniello (3)
Andrew P. Helene
Wells Van Pelt (4)

(1)	The amounts in the Option Awards column reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2007, in accordance with FAS 123(R) of awards pursuant to the 2005 Stock Option/Stock Bonus Plan and thus include amounts from awards granted in and prior to 2007. Assumptions used in the calculation of this amount for fiscal years ended December 31, 2005, 2006 and 2007 are included in the footnotes to the Company’s audited financial statements for the fiscal year ended December 31, 2007, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission.

(2)	T. Yates Exley resigned from the Board of Directors in August 2008.

(3)	Michael Racaniello resigned from the Board of Directors in June 2007.

(4)	Wells Van Pelt was appointed to the Board of Directors on November 16, 2007.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE
     On September 24, 2004, EDT Acquisition LLC, a Michigan limited liability company then owned by Robert Gruder and T. Yates Exley, acquired a 95% interest in Electronic Defense Technologies, LLC, an Ohio limited liability company. The interest was acquired in exchange for $250,000 in cash and a $200,000 note payable at 4% interest due on or before March 24, 2006 from EDT Acquisition, LLC. The 95% interest in Electronic Defense Technologies, LLC together with the remaining 5% interest in the same company was then transferred on the same day to Stinger Systems in exchange for the issuance by Stinger Systems of 9,750,000 shares of Stinger Systems’ common stock. This transaction transferred control of Stinger Systems to Robert Gruder and T. Yates Exley by virtue of their ownership of EDT Acquisition LLC which held 9,250,000 common shares of Stinger Systems. Mr. Gruder serves as President and Chairman of the Board of Directors. Mr. Exley is a member of the Board. Mr. Gruder’s portion of the shares of Stinger Systems formerly held in EDT Acquisition, LLC have been paid out of EDT Acquisition, LLC and are held by him directly. It is the responsibility of the Company’s Audit Committee to review all transactions or arrangements between our company and any of its directors, officers, principal stockholders or any of their respective affiliates, associates or related parties.

AMENDMENTS TO THE ARTICLES OF INCORPORATION
Amendment to the Articles of Incorporation to Increase Authorized Shares of Common Stock
     On August 25, 2008, the stockholders of the Company approved the Certificate of Amendment, to increase the number of authorized shares of Common Stock from 50,000,000 to 150,000,000. The Company currently has authorized capital stock of 50,000,000 shares of Common Stock and approximately 20,009,230 shares of Common Stock are outstanding and 49,117,326 shares of Common Stock are reserved for issuance as of August 18, 2008. The increase in the authorized common shares is needed to satisfy reserve share provisions in existing investment agreements. In addition, the Company’s Board of Directors believes that the increase in authorized common shares would provide the Company greater flexibility with respect to the Company’s capital structure for such purposes as additional equity financings, and stock based acquisitions.
     The Certificate of Amendment provides that Article IV, as it relates to the authorized common stock of the Company, will be revised as follows:
The Corporation shall have authority to issue One Hundred Fifty-One Million (151,000,000) shares of capital stock of which One Hundred Fifty Million (150,000,000) shares shall be designated “Common Stock,” par value of $0.001 per share, and One Million (1,000,000) shares shall be designated “Preferred Stock,” par value of $0.001 per share.
                Common Stock. Each share of Common Stock shall entitle the owner thereof to vote at the rate of one (1) vote for each share held. All persons who acquire shares of Common Stock in the Corporation shall acquire such shares subject to the provisions of these Articles of Incorporation and the Bylaws of the Corporation.
     The terms of the additional shares of Common Stock will be identical to those of the currently outstanding shares of Common Stock. However, because holders of Common Stock have no preemptive rights to purchase or subscribe for any unissued stock of the Company, the issuance of additional shares of Common Stock will reduce the current stockholders’ percentage ownership interest in the total outstanding shares of Common Stock. This amendment and the creation of additional shares of authorized Common Stock will not alter the current number of issued shares. The relative rights and limitations of the shares of Common Stock will remain unchanged under this amendment.
     The increase in the number of authorized but unissued shares of Common Stock is needed to satisfy the provision in existing investment agreements that requires the Company to reserve a minimum amount of shares of Common Stock for issuance upon exercise or conversion of certain outstanding securities. In addition, the increase in the number of authorized but unissued shares of Common Stock would enable the Company, without further stockholder approval, to issue shares from time to time as may be required for proper business purposes, such as raising additional capital for ongoing operations, business and asset acquisitions, stock splits and dividends, present and future employee benefit programs and other corporate purposes.
     The proposed increase in the authorized number of shares of Common Stock could have a number of effects on the Company’s stockholders depending upon the exact nature and circumstances of any actual issuances of authorized but unissued shares. The increase could have an anti-takeover effect, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of the Company more difficult. For example, additional shares could be issued by the Company so as to dilute the stock ownership or voting rights of persons seeking to obtain control of the Company, even if the persons seeking to obtain control of the Company offer an above-market premium that is favored by a majority of the independent stockholders. Similarly, the issuance of additional shares to certain persons allied with the Company’s management could have the effect of making it more difficult to remove the Company’s current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. The Company does not have any other provisions in its articles of incorporation, by-laws, employment agreements, credit agreements or any other documents that have material anti-takeover consequences. Additionally, the Company has no plans or proposals to adopt other provisions or enter into other arrangements, except as disclosed below, that may have material anti-takeover consequences. The Board is not aware of any attempt, or contemplated attempt, to acquire control of the Company, and this proposal is not being presented with the intent that it be utilized as a type of anti-takeover device.
     Stockholders should recognize that, as a result of this proposal, they will own a smaller percentage of shares with respect to the total authorized shares of the Company, than they presently own, and will be diluted as a result of any issuances contemplated by the Company in the future.
Amendment to the Articles of Incorporation to Authorize the Creation of 1,000,000 Shares of “Blank Check” Preferred Stock
     Our Articles of Incorporation do not currently authorize a class of preferred stock. However, we believe that for us to successfully execute our business strategy we will need to raise investment capital and it may be preferable or necessary to issue preferred stock to investors. Preferred stock usually grants the holders certain preferential rights in voting, dividends, liquidation and/or other rights in preference over the Common Stock. Accordingly, in order to grant us the flexibility to issue our equity securities in the manner best suited for the company, or as may be required by the capital markets, the Certificate of Amendment will create 1,000,000 authorized shares of “blank check” preferred stock for us to issue.
     Since we do not know what the terms of any future series of preferred stock would be, the Certificate of Amendment authorizes the issuance of “blank check” preferred stock. The term “blank check” refers to preferred stock, the creation and issuance of which is authorized in advance by the stockholders, and the terms, rights and features of which are determined by the board of directors upon issuance. The authorization of such blank check preferred stock would permit the Board to authorize and issue preferred stock from time to time in one or more series. The Certificate of Amendment will provide us with increased financial flexibility in meeting future capital requirements by providing another type of security in addition to our Common Stock, as it will allow preferred stock to be available for issuance from time to time and with such features as determined by the Board for any proper corporate purpose.
     The Certificate of Amendment provides that Article IV, as it relates to the authorization of preferred stock of the Company, will be revised as follows:
The Corporation shall have authority to issue One Hundred Fifty-One Million (151,000,000) shares of capital stock of which One Hundred Fifty Million (150,000,000) shares shall be designated “Common Stock,” par value of $0.001 per share, and One Million (1,000,000) shares shall be designated “Preferred Stock,” par value of $0.001 per share.
                [* * * *]
                Preferred Stock. The Board of Directors of the Corporation shall have authority to prescribe and issue the Preferred Stock in one or more series and to prescribe the number of shares constituting and the designation of each such series of Preferred Stock and the rights, voting powers, designations, preferences, privileges, limitations, dividend rights, dividend rates, conversion rights, terms of redemption (including sinking fund provisions), redemption prices, and liquidation preferences; provided, however, that, if more than one series of Preferred Stock is issued, the Board of Directors shall, by resolution, prescribe a distinguishing designation for each such series; and provided, further, that the rights prescribed by the Board of Directors with respect to voting powers, designations, preferences, limitations, restrictions, relative rights, and distinguishing designations must be described in a resolution of the Board of Directors prior to the issuance of such shares and a certificate describing such rights must be filed in accordance with Nevada law.
     Subject to the limitations prescribed by law, the Board of Directors would be expressly authorized, at its discretion, to determine the number of series into which shares of preferred stock may be divided, to determine the designations, powers, preferences and voting and other rights, and the qualifications, limitations and restrictions granted to or imposed upon the preferred stock or any series thereof or any holders thereof, to determine and alter the designations, powers, preferences and rights, and the qualifications, limitations and restrictions granted to or imposed upon any wholly unissued series of preferred stock or the holders thereof, to fix the number of shares of that series and to increase or decrease, within the limits stated in any resolution of the board of directors originally fixing the number of shares constituting any series (but not below the number of such shares then outstanding), the number of shares of any such series subsequent to the issuance of shares of that series.
     There are currently no plans, arrangements, commitments or understandings for the issuance of any shares of Preferred Stock which are proposed to be authorized.
Amendment to the Articles of Incorporation to Authorize the 1-for-5 Reverse Stock Split of the Company’s Outstanding Shares of Common Stock
     The Board of Directors has approved an amendment to the Articles of Incorporation that would affect a reverse stock split of the outstanding common stock on the basis of one share for every five shares currently issued and outstanding. Each five shares of common stock outstanding when the Certificate of Amendment is filed with the Nevada Secretary of State (the “Effective Date”) will be converted automatically into a single share of common stock. There will not be a change in the par value of the common stock of the Company. To avoid the existence of fractional shares of common stock, if a stockholder would otherwise be entitled to receive a fractional share, such stockholder will be entitled to receive a cash payment in an amount equal to the value of such fractional share based on the closing price of our Common Stock on the Over the Counter Bulletin Board on the Effective Date. The reverse stock split will occur automatically on the Effective Date without any action on the part of stockholders and without regard to the date certificates representing shares of common stock are physically surrendered for new certificates.
     The Certificate of Amendment provides that Article IV, as it relates to the Reverse Stock Split, will be revised as follows:
On the effective date of this Certificate of Amendment, the Corporation shall effect a reverse split in its issued and outstanding shares of Common Stock so that the shares currently issued and outstanding shall be reverse split, or consolidated, on a 1-for-5 basis, and stockholders shall receive one share of the Corporation’s post-split Common Stock, $0.001 par value, for each five shares of Common Stock, $0.001 par value, held by them prior to the reverse split. No scrip or fractional shares will be issued in connection with the reverse split and any fractional interest will be purchased by the Corporation for cash. The reverse split will not result in any modification of the rights of stockholders, and will have no effect on the stockholders’ equity in the Corporation except for a transfer from stated capital to additional paid-in capital. All shares returned to the Corporation as a result of the reverse split will be canceled and returned to the status of authorized and unissued shares. Except as specifically provided herein, the Corporation’s Articles of Incorporation shall remain unmodified and shall continue in full force and effect.
     Stockholders will hold the same percentage interest in the Company as they held prior to the reverse stock split (subject only to minor variations as a result of the purchase by the Company of fractional shares), but their interest will be represented by one-fifth as many shares. For instance, if a stockholder presently owns 100 shares, after the reverse stock split they will own 20 shares (100 divided by 5 equals 20 shares).
     The reduction in the number of outstanding shares of common stock caused by the reverse stock split is anticipated initially to increase the per share market price of the common stock. However, because some investors may view the reverse stock split negatively, there can be no assurance that the market price of the common stock will reflect proportionately the reverse stock split, that any particular price may be achieved, or that any price gain will be sustained in the future.
     An increase in per share price of the Company’s common stock, which the Company expects as a consequence of the reverse stock split, may enhance the acceptability of the common stock to the financial community and the investing public and potentially broaden the investor pool from which the Company might be able to obtain additional financing. Because of the trading volatility often associated with low-priced stocks, as a matter of policy, many institutional investors are prohibited from purchasing such stocks. For the same reason, brokers often discourage their customers from purchasing such stocks. To the extent that the per share price of the common stock increases as a result of the reverse stock split, some of these concerns may be ameliorated.
     Additionally, because broker’s commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current per share price of the Company’s common stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were higher. On the other hand, if the reverse stock split is implemented, the number of holders of fewer than 100 shares of common stock (“odd-lots”) may be increased. Typically, brokerage fees charged on the transfer of odd lots are proportionately higher than those charged on the transfer of 100 or more shares of common stock (“round-lots”).
POTENTIAL DISADVANTAGES TO THE REVERSE STOCK SPLIT
     Reduced Market Capitalization. Theoretically, the overall value of the Company will not change as a result of the reverse stock split so that reducing the number of shares outstanding by a factor of five would increase the per share price by a value of five. However, a reverse stock split is often viewed negatively by the market and, consequently, can lead to a decrease in the overall market capitalization of the Company. As a result, there is no mathematical certainty as to the increase in the price per share that might be expected as result of the reverse stock split, and there can be no assurance that the per share price will increase proportionately to the reverse stock split. If the per share price increases by a factor less than the one-for-five reverse stock split, then the overall market capitalization of the Company will be reduced.
     Increased Volatility. The reverse stock split will reduce our outstanding common stock to approximately 4,001,846 shares of common stock. Of this amount, approximately 2,191,545 shares will be held by officers, directors, and stockholders owning in excess of 10% of the outstanding common stock. This will result in approximately 1,810,301 shares being held in the public float. This reduced number of shares could result in decreased liquidity in the trading market and potential mismatches between supply and demand in the market for the common stock at any given time, which could result in changes in the trading price unrelated to the activities or prospects of the Company.
     Increased Transaction Costs. As a result of the reverse stock split, the number of shares held by each individual stockholder will be reduced to one-fifth of the number previously held. This will increase the number of stockholders who hold less than a “round lot,” or 100 shares. Typically, the transaction costs to stockholders selling “odd lots” are higher on a per share basis. Consequently, the reverse stock split could increase the transaction costs to existing stockholders in the event they wish to sell all or a portion of their position.
FEDERAL INCOME TAX CONSIDERATIONS
     Neither the Company nor its stockholders will recognize any gain or loss for federal income tax purposes as a result of the reverse stock split. This conclusion is based on the provisions of the Internal Revenue Code of 1986 (the “Code”), existing and proposed regulations thereunder, legislative history, judicial decisions, and current administrative rulings and practices, all in effect on the date hereof. Any of these authorities could be repealed, overruled, or modified at any time. Any such change could be retroactive and, accordingly, could cause the tax consequences to vary substantially from the consequences described herein. No ruling from the Internal Revenue Service (the “IRS”) with respect to the matters discussed herein has been requested, and there is no assurance that the IRS would agree with the conclusions set forth in this discussion. Accordingly, you should consult with your tax advisor.
     This discussion may not address certain federal income tax consequences that may be relevant to particular stockholders in light of their personal circumstances (such as persons subject to the alternative minimum tax) or to certain types of stockholders (such as dealers in securities, insurance companies, foreign individuals and entities, financial institutions, and tax-exempt entities) who may be subject to special treatment under the federal income tax laws. This discussion also does not address any tax consequences under state, local, or foreign laws.

     You are urged to consult your tax adviser as to the particular tax consequences to you of the reverse stock split, including the applicability of any state, local, or foreign tax laws, changes in applicable tax laws, and any pending or proposed legislation.

SEPTEMBER 2008 SENIOR SECURED CONVERTIBLE NOTE OFFERING
     On September 12, 2008, the Company closed a private placement transaction (the “Offering”) with an institutional investor (the “Investor”) pursuant to which the Company issued and sold to the Investor a senior secured convertible note (the “Note”) in an aggregate principal amount of $3,000,000 and a warrant which is exercisable immediately to purchase up to 12,931,034 shares of the Company’s common stock (the “Warrant”) at a price of $0.29 per share. The Note is convertible up to 10,344,828 shares of the Company’s common stock at a price of $0.29 per share. Under the terms of the Note, the Company, at its option, may pay any portion of the interest then due on the Note in cash or may elect to issue the Investor shares of the Company’s common stock.
     The Offering was completed pursuant to a Securities Purchase Agreement dated September 12, 2008 (the “Purchase Agreement”) by and between the Company and the Investor. Pursuant to the Purchase Agreement, the Company granted the Investor certain registration rights with respect to the shares to be issued upon conversion of the Note and upon exercise of the Warrant. Neither the shares to be issued upon conversion of the Note nor upon exercise of the Warrant have been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements. The Note and the Warrant were offered and sold to an “accredited investor” (as defined in section 501(a) of Regulation D) pursuant to an exemption from the registration requirements under Section 4(2) of the Securities Act.
     Prior to maturity, the Note will bear interest at 10% per annum with interest payable quarterly in arrears in cash, or, at our option, in shares of our common stock. The Note is convertible into shares of our common stock at any time at the option of the holder. The Note is not convertible to the extent that its conversion would cause the holder to be the beneficial owner of more than 9.99% of our common stock. The Note is convertible into shares of our common stock at a conversion price of $0.29 per share, subject to adjustment for stock splits, stock dividends and the like. Subject to the terms of the Note, we, at our option, may pay any portion of the interest then due on the Note in cash or may elect to issue the investor shares of our common stock. Our ability to pay interest with additional shares of our common stock is subject to specified conditions, including the existence of an effective registration statement covering the resale of the shares issued in payment of interest and certain minimum trading volumes in the stock to be issued. From and after an event of default under the Note and for so long as the event of default is continuing, the Note will bear default interest at a rate of 15.0% per annum.
     In the event that we issue or grant, in the future, any rights to purchase any of our common stock, or other security convertible into our common stock, for an effective per share price less than the conversion price then in effect, the conversion price of the Note will be decreased to equal such lower price, provided that such adjustment will not apply to certain exempt issuances, including stock issuances pursuant to employee stock option plans. The conversion price is also subject to adjustment based upon the failure to achieve certain milestone events pertaining to our performance as specified in the Note.
     In the event that the average of the daily volume weighted average price of the shares of our common stock for any 20 consecutive trading days exceeds: (i) 150% of the initial conversion price, we will have the right, but not the obligation, to require the holder of the Note to convert up to 50% of the conversion amount of the Note into our common stock at the conversion price then in effect; or (ii) 175% of the initial conversion price, we will have the right, but not the obligation, to require the holder of the Note to convert up to 100% of the conversion amount of the Note into our common stock at the conversion price then in effect. Such a mandatory conversion is subject to specified conditions, including the existence of an effective registration statement covering the resale of the shares into which the Note is converted and certain minimum trading volumes in the stock to be issued.
     At any time after the earlier of the effective date of a registration statement registering shares of common stock for resale and the one year anniversary of the issuance of the Note, the holder shall have the right to require us to redeem all or a portion of the Note. The Holder will also have the right to require us to redeem the Note in whole or in part upon our change of control at a purchase as set forth in the terms of the Note.
     As a part of the private placement, we issued the Warrant. The exercise price of the Warrant is subject to adjustment for stock splits, stock dividends, and the like. In the event that we, in the future, issue or grant any rights to purchase any of our common stock or other security convertible into our common stock for a per share price less than the exercise price of the Warrant then in effect, the exercise price of the Warrant will be reduced to equal such lower price and the number of shares of our common stock for which the Warrant may be exercised will be increased so that the total aggregate exercise price remains constant, provided that the adjustment to the exercise price and number of shares for which the Warrant may be exercised will not apply to certain exempt issuances, including issuances pursuant to employee stock option plans. The Warrant is immediately exercisable and will expire seven and one half years after the closing.

Audit Committee Report
     The Audit Committee of the Board of Directors consists of two directors, who are each independent in accordance with the rules of The NASDAQ Global Market. The Audit Committee is responsible for overseeing the Company’s financial reporting process on behalf of the Board of Directors. The members of the Audit Committee are Mr. Van Pelt and Mr. Helene. Each year, the Audit Committee selects our independent registered public accounting firm.
     Management is responsible for our financial statements and the financial reporting process, including internal controls. The independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements in accordance with auditing standards generally accepted in the United States and for issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.
     In this context, the Audit Committee has met and held discussions with management and Killman, Murrell & Company, P.C., our independent registered public accounting firm. Management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee discussed with Killman, Murrell & Company, P.C., the matters required to be discussed by the Statement on Auditing Standards No. 61 (Communication with Audit Committees). These matters included a discussion of Killman, Murrell & Company’s judgments about the quality (not just the acceptability) of our accounting principles as applied to our financial reporting.
     Killman, Murrell & Company, P.C., also provided the Audit Committee with the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with Killman, Murrell & Company, P.C., that firm’s independence. The Audit Committee further considered whether the provision by Killman, Murrell & Company, P.C., of the non-audit services described above is compatible with maintaining the registered public accounting firm’s independence.
     Based upon the Audit Committee’s discussion with management and the independent registered public accounting firm and the Audit Committee’s review of the representations of management and the disclosures by the independent registered public accounting firm to the Audit Committee, the Audit Committee recommended to the Board of Directors that our audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2007, for filing with the Securities and Exchange Commission. The Audit Committee and our Board of Directors have also recommended the selection of Killman, Murrell & Company, P.C., as our independent registered public accounting firm for 2008.
Audit Committee
Wells Van Pelt, Chair
Andrew P. Helene

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
     The following table sets forth information regarding beneficial ownership of the Company as of August 24, 2008, with respect to the shares of Common Stock by the following groups: (i) each stockholder known by us to be the beneficial owner of more than 5% of the outstanding shares of our common stock, (ii) each of our directors, (iii) each of our named executive officers and (iv) all of our directors and named executive officers as a group.
     The table is computed on the basis of the amount of outstanding shares of Common Stock as of the date hereof, plus any securities that are convertible into or exercisable for Common Stock within 60 days of the date hereof pursuant to options, warrants, conversion privileges or other rights.
     Unless otherwise indicated in the footnotes to this table, based on information furnished by such stockholders, each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.

	Amount and Nature of
Beneficial Owner	Beneficial Ownership		Percentage
Castlerigg Master Investments Ltd.	1,565,358	(1)	10.2%
c/o Citco Fund Services (Curacao) N.V. Kaya Flamboyan 9, PO Box 812 Curaco, Netherlands, Antilles

Ronald T. Bellistri	1,000,000	(2)	5.0%
2701 N Rocky Point Drive, Suite 1130 Tampa, FL 33607

Robert F. Gruder	5,317,949	(3)	26.8%
2701 N Rocky Point Drive, Suite 1130 Tampa, FL 33607

T. Yates Exley	4,735,000	(4)	23.5%
2239 Forrest Drive Charlotte, NC 28211

Andrew Helene	130,000	(5)	*
307 Main Street Hyannis, MA 02653

Wells Van Pelt	62,650	(6)	*
6100 Fairview Road, Suite 700 Charlotte, NC 28210

Richard “Bo” Dietl	1,000,000	(7)	5.0%
One Pennsylvania Plaza, 50th Floor New York, NY 10119

All directors and executive officers as a group (6 persons)	12,245,599		61.2%

*	Less than one percent (1%).

(1)	As reported on a Schedule 13G filed on March 10, 2008 Castlerigg Master Investments Ltd., Sandell Asset Management Corp., Castlerigg International Limited, Castlerigg International Holdings Limited and Thomas E. Sandell. Includes 468,365 shares of Common Stock into which the convertible notes and/or the warrants held by Castlerigg Master Investments are convertible or exercisable, as applicable. In addition, Castlerigg Master Investments holds (x) a senior secured convertible note convertible into an aggregate of 6,718,136 shares of Common Stock, (y) a convertible note convertible into an aggregate of 4,910,918 shares of Common Stock, and (z) warrants held by Castlerigg Master Investments exercisable for an aggregate of 13,399,269 shares of Common Stock. Such securities are not convertible or exercisable to the extent that their exercise would cause the holder to be the beneficial owner of more than 9.99% of the Company’s common stock.

(2)	Represents shares of common stock that may be purchased upon the exercise of options.

(3)	Includes 60,000 shares of common stock that may be purchased upon the exercise of options.

(4)	Mr. Exley also has a potential minority beneficial interest in 536,000 shares held by Exley Management Services LLC, a company principally owned and controlled by his father. Because Mr. T. Yates Exley cannot control the disposition or the voting of the shares held in this company, they have not been allocated to him as part of his beneficial holdings. Includes approximately 85,000 shares of common stock issuable upon conversion of a convertible promissory note held in trust for the benefit of Mr. Exley’s children. Includes 60,000 shares of common stock that may be purchased upon the exercise of options.

(5)	Includes 120,000 shares of common stock that may be purchased upon the exercise of options.

(6)	Includes 60,000 shares of common stock that may be purchased upon the exercise of options.

(7)	Represents shares of common stock that may be purchased upon the exercise of options
INCORPORATION BY REFERENCE
     The SEC allows us to “incorporate by reference” information into this proxy statement, which means that we can disclose important information to you by referring you to another document or report filed separately with the SEC. The information incorporated by reference is deemed to be a part of this Information Statement, except to the extent any information is superseded by this Information Statement. The following documents which have been filed by the Company with the Securities and Exchange Commission and contain important information about the Company and its finances, are incorporated into this Information Statement:
•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2007, filed with the Commission on March 31, 2008.
•	Our Quarterly Report on Form 10-Q filed for the quarter ended June 30, 2008 filed on August 19, 2008.
     Any statement contained in a document incorporated or deemed to be incorporated by reference into this Information Statement will be deemed to be modified or superseded for purposes of this Information Statement to the extent that a statement contained in this Information Statement or any other subsequently filed document that is deemed to be incorporated by reference into this Information Statement modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Information Statement. The reports incorporated by reference into this Information Statement are being delivered to our stockholders along with this Information Statement.

By Order of the Board of Directors
/s/ Robert F. Gruder
Robert F. Gruder,
Chairman of the Board and President

Tampa, Florida
          __, 2008